UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 3, 2011

Date of Earliest Event Reported: October 2, 2011

PREGIS HOLDING II CORPORATION

1650 Lake Cook Road, Suite 400

Deerfield, IL 60015

(Address of principal executive offices) (Zip Code)

(847) 597-2200

(Registrants’ telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
333-130353-04	Pregis Holding II Corporation	20-3321581	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On October 2, 2011, we, through Pregis Corporation, a wholly owned subsidiary, entered into a Purchase Agreement (Agreement) with Boise Paper Holdings, L.L.C., a wholly owned subsidiary of Boise Inc., to sell our Hexacomb protective packaging business (Hexacomb). By the terms of the Agreement, which contains customary representations and warranties, we will sell Hexacomb for a price of $125 million, subject to the adjustments set forth in the Agreement. Boise will finance the transaction using cash on hand, and we expect to close in late 2011 or early 2012.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this current report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Pregis Holding II Corporation Press Release dated October 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PREGIS HOLDING II CORPORATION

By	/s/ D. Keith LaVanway
D. Keith LaVanway Vice President and Chief Financial Officer

Date: October 3, 2011